________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           WHEELS SPORTS GROUP, INC.
             (Exact name of registrant as specified in its charter)


             NORTH CAROLINA                                   57-0946747
        (State of incorporation                            (I.R.S. Employer
            or organization)                              Identification No.)

          1368 SALISBURY ROAD
       MOCKSVILLE, NORTH CAROLINA                                27028
(Address of principal executive offices)                      (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                        Name of each exchange on
       to be so registered:                which each class is to be registered:

               NONE                                         NONE

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. ( )

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. ( )

       Securities to be registered pursuant to Section 12(g) of the Act:

                                  COMMON STOCK
                                (Title of Class)

                       WARRANTS TO PURCHASE COMMON STOCK
                                (Title of Class)

________________________________________________________________________________

                           WHEELS SPORTS GROUP, INC.

                                    FORM 8-A

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is made to the description of the Common Stock and Warrants to purchase Common Stock prepared in compliance with Item 202 of Regulation S-B, set forth beneath the caption "Description of Securities" in the prospectus filed by Wheels Sports Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") as part of the Company's Registration Statement on Form SB-2 (Reg. No. 333-6340), as amended (the "Registration Statement").

ITEM 2.  EXHIBITS.

         I. The securities to be registered on this Form are to be registered pursuant to Section 12(g) of the Act. Pursuant to "Instructions As To Exhibits" accompanying Form 8-A, the following constituent instruments defining the rights of the holders of Common Stock and Warrants to Purchase Common Stock are incorporated herein by reference from the Registration Statement.

         4.1  Form of specimen certificate for Common Stock of the Company.

         4.2 Form of specimen certificate for Warrants to Purchase Common Stock of the Company.

         4.3 Form of Purchase Warrants for warrants to purchase shares of Common Stock to be issued by the Company to Schneider Securities, Inc. (the "Representative").

         4.4 Form of Purchase Warrants for shares of Common Stock to be issued by the Company to the Representative.

         4.5 Form of Warrant Agreement by and among the Company, American Securities Transfer & Trust, Inc. and the Representative.

         4.6 Form of Escrow Agreement, effective December 13, 1996, by and among the Company, American Securities Transfer & Trust, Inc., the Representative and the shareholders of the Company.

         II. The securities to be registered on this Form are not to be registered on an exchange; accordingly, the requirements of Instruction II are not applicable.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        WHEELS SPORTS GROUP, INC.



Date: March 27, 1997                    By:  /s/ Howard L. Correll, Jr.
                                           -------------------------------------
                                           Howard L. Correll, Jr., President